SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                          of 1934 (Amendment No. ____)


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional  Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                               ZOMAX INCORPORATED
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules  14a-6(i)(1)
      and 0-11

1)    Title of each class of securities to which transaction applies:

2)    Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)    Proposed maximum aggregate value of transaction:

5)    Total fee paid:


[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as  provided  by  Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
1)    Amount Previously Paid:
2)    Form, Schedule or Registration Statement No.:
3)    Filing Party:
4)    Date Filed:

                               ZOMAX INCORPORATED
                               -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   to be held
                                 April 19, 2000
                               -------------------


TO THE SHAREHOLDERS OF ZOMAX INCORPORATED:

         The 2000 Annual Meeting of Shareholders of Zomax Incorporated will be held at the Lutheran Brotherhood Building, 625 Fourth Avenue South, Minneapolis, Minnesota at 3:30 p.m. on Wednesday, April 19, 2000, for the following purposes:

         1.       To set the number of members of the Board of Directors at six
                  (6).

         2.       To elect members of the Board of Directors.

         3. To approve an amendment to the Company's Articles of Incorporation to increase the authorized shares from 25,000,000 to 125,000,000.

         4. To approve an amendment to the Company's 1996 Stock Option Plan to increase the shares reserved under the Plan from 2,600,000 to 3,200,000.

         5. To ratify the appointment of the Company's independent public accountants for the year ending December 29, 2000.

         6. To take action on any other business that may properly come before the meeting or any adjournment thereof.

         Accompanying this Notice of Annual Meeting is a Proxy Statement, form of Proxy and the Company's 1999 Annual Report to Shareholders.

         Only shareholders of record as shown on the books of the Company at the close of business on March 8, 2000 will be entitled to vote at the 2000 Annual Meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

         You are cordially invited to attend the 2000 Annual Meeting. Whether or not you plan to attend the 2000 Annual Meeting, please sign, date and mail the enclosed form of Proxy in the return envelope provided as soon as possible. The Proxy is revocable and will not affect your right to vote in person in the event you attend the meeting. The prompt return of proxies will help the Company avoid the unnecessary expense of further requests for proxies.

                                    BY ORDER OF THE BOARD OF DIRECTORS,


                                    James T. Anderson, Chairman and
                                    Chief Executive Officer
Dated:   March __, 2000
         Plymouth, Minnesota

                               ZOMAX INCORPORATED
                               ------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                   to be held
                                 April 19, 2000
                               ------------------

         The accompanying Proxy is solicited by the Board of Directors of Zomax Incorporated (the "Company") for use at the 2000 Annual Meeting of Shareholders of the Company to be held on Wednesday, April 19, 2000, at the location and for the purposes set forth in the Notice of Annual Meeting, and at any adjournment thereof.

         The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

         Any shareholder giving a Proxy may revoke it any time prior to its use at the 2000 Annual Meeting by giving written notice of such revocation to the Secretary or any other officer of the Company or by filing a later dated written Proxy with an officer of the Company. Personal attendance at the 2000 Annual Meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a later dated Proxy is delivered to an officer before the revoked or superseded Proxy is used at the 2000 Annual Meeting. Proxies will be voted as directed therein. Proxies which are signed by shareholders but which lack specific instruction with respect to any proposal will be voted in favor of such proposal as set forth in the Notice of Annual Meeting or, with respect to the election of directors, in favor of the number and slate of directors proposed by the Board of Directors and listed herein.

         The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote shall constitute a quorum for the transaction of business. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. An abstention as to any proposal will therefore have the same effect as a vote against the proposal.

         The mailing address of the principal executive office of the Company is 5353 Nathan Lane, Plymouth, Minnesota 55442. The Company expects that this Proxy Statement, the related Proxy and Notice of Annual Meeting will first be mailed to shareholders on or about March __, 2000.

                                   STOCK SPLIT

         All information contained herein regarding the Company's Common Stock, including information regarding options to purchase the Company's Common Stock, has been adjusted, as necessary, to reflect the 2-for-1 stock split of the Company's Common Stock which was effected on August 11, 1999.


                      OUTSTANDING SHARES AND VOTING RIGHTS

         The Board of Directors of the Company has fixed March 8, 2000 as the record date for determining shareholders entitled to vote at the 2000 Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the 2000 Annual Meeting. At the close of business on March 8, 2000, there were ____________ shares of the Company's Common Stock issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the 2000 Annual Meeting. Holders of Common Stock are not entitled to cumulative voting rights.


               PRINCIPAL SHAREHOLDERS AND MANAGEMENT SHAREHOLDINGS

         The following table provides information as of the record date concerning the beneficial ownership of the Company's Common Stock by (i) each director of the Company, (ii) the named executive officers in the Summary Compensation Table, (iii) the persons known by the Company to own more than 5% of the Company's outstanding Common Stock, and (iv) all directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.

Name (and Address of 5%                   Number of Shares           Percent
Owner) or Identity of Group               Beneficially Owned(1)   of Class (1)
---------------------------               ---------------------   ------------
James T. Anderson (2)                            321,563                2.0%
Anthony Angelini (3)                              76,690                *
James E. Flaherty (4)                             28,125                *
Michelle S. Bedard (2)                           321,563                2.0%
Phillip T. Levin (2)(5)                        1,328,612                8.4%
Janice Ozzello Wilcox (6)                         20,000                *
Robert Ezrilov (7)                                22,000                *
Howard P. Liszt (8)                               30,000                *
Pilgrim Baxter & Associates, Ltd. (9)          1,837,800               11.6%
All Executive Officers                         1,826,990               11.4%
and Directors as a Group
(8 Individuals) (10)
---------------------

*        Less than 1% of the outstanding shares of Common Stock.

(1) Under the rules of the SEC, shares not actually outstanding are deemed to be beneficially owned by an individual if such individual has the right to acquire the shares within 60 days. Pursuant to such SEC Rules, shares deemed beneficially owned by virtue of an individual's right to acquire them are also treated as outstanding when calculating the percent of the class owned by such individual and when determining the percent owned by any group in which the individual is included.

(2) Represents 148,148 shares held by Mr. Anderson, 84,352 shares held by Ms. Bedard, 78,125 shares which may be purchased by Mr. Anderson upon exercise of currently exercisable options and 10,938 shares which may be purchased by Ms. Bedard, his wife, upon exercise of currently exercisable options. Mr. Anderson and Ms. Bedard are married.

(3) Includes 43,500 shares which may be purchased by Mr. Angelini upon exercise of currently exercisable options.

(4) Includes 11,125 shares which may be purchased by Mr. Flaherty upon exercise of currently exercisable options.

(5) Includes 320,000 shares held by Metacom, Inc., of which Mr. Levin is the majority shareholder and Chief Executive Officer, 4,000 shares held by Mr. Levin as custodian for his children and 12,000 shares which may be purchased by Mr. Levin upon exercise of currently exercisable options. Mr. Levin's address is 7303 Boone Ave. N., Brooklyn Park, MN 55428.

(6) Includes 12,000 shares which may be purchased by Ms. Wilcox upon exercise of currently exercisable options.

(7) Includes 20,000 shares which may be purchased by Mr. Ezrilov upon exercise of currently exercisable options.

(8) Includes 20,000 shares which may be purchased by Mr. Liszt upon exercise of currently exercisable options.

(9) Represents shares held by Pilgrim & Baxter as a registered investment adviser. Pilgrim has sole power dispositive power over the shares and has sole power to vote 1,442,900 shares. The Company has relied on information contained in the Schedule 13G filed with the Securities and Exchange Commission on February 4, 2000.

(10) Includes 207,688 shares which may be purchased by current executive officers and directors upon exercise of currently exercisable options; see above footnotes for shares held indirectly or for the benefit of family members.


                              ELECTION OF DIRECTORS
                              (Proposals #1 and #2)

         The Bylaws of the Company provide that the number of directors shall be the number set by the shareholders, which shall be not less than one. The Board of Directors unanimously recommends that the number of directors be set at six and that the nominees listed below be elected. Unless otherwise instructed, the Proxies will be so voted.

         Under applicable Minnesota law, approval of the proposal to set the number of directors at six and the election of the nominees to the Board of Directors require the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

         In the absence of other instruction, the Proxies will be voted for each of the individuals listed below. If elected, such individuals shall serve until the next annual meeting of shareholders and until their successors shall be duly elected and shall qualify. All of the nominees are members of the current Board of Directors, with Anthony Angelini being elected to the Board in January 2000 as permitted by the Company's Bylaws. If, prior to the 2000 Annual Meeting of Shareholders, it should become known that any one of the following individuals will be unable to serve as a director after the 2000 Annual Meeting by reason of death, incapacity or other unexpected occurrence, the Proxies will be voted for such substitute nominee(s) as is selected by the Board of Directors. Alternatively, the Proxies may, at the Board's discretion, be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board of Directors has no reason to believe that any of the following nominees will be unable to serve.

                                 Position with                       Director
Name                       Age   the Company                          Since
James T. Anderson          42    Chief Executive Officer and           1996
                                 Chairman of the Board
Anthony Angelini           36    President, Chief Operating Officer    2000
                                 and Director
Phillip T. Levin           56    Director                              1996
Janice Ozzello Wilcox      46    Director                              1996
Robert Ezrilov             55    Director                              1996
Howard P. Liszt            53    Director                              1996


Business Experience of the Director Nominees

         James T. Anderson has served as Chief Executive Officer and as a director of the Company since he co-founded it in February 1996 and as Chairman since January 2000. He also served as President from February 1996 to January 2000. He was President of ZOMI Corp., the General Partner of Zomax Optical Media Limited Partnership (the "Partnership"), the Company's predecessor, from 1993, when he co-founded it and the Partnership, until May 1996. Mr. Anderson served with Metacom from May 1982 to June 1993, including five years as Vice President of Manufacturing where he was responsible for all manufacturing activities, including purchasing, inventory control, production, warehousing and distribution. Mr. Anderson is married to Michelle S. Bedard, Executive Vice President - Sales and Marketing of the Company.

         Anthony Angelini has served as President, Chief Operating Officer and as a Director of the Company since January 2000. He served as Executive Vice President - Global Operations from January 1999 to January 2000. Mr. Angelini joined the Company as Vice President - Western U.S. and European Operations on February 1998 when the Company acquired Primary Marketing Group ("PMG"), Primary Marketing Group Ltd. ("PMG Ltd.") and Next Generation Services LLC ("NGS"). Mr. Angelini co-founded PMG, PMG Ltd. and NGS in October 1989, September 1995 and May 1996, respectively. Mr. Angelini served as Vice President of PMG, a Director of PMG Ltd. and Manager of NGS, and he was a major equity owner of each.

         Phillip T. Levin has served as a Director of the Company since he co-founded it in February 1996, and he served as Chairman from February 1996 until January 2000. Mr. Levin was Chairman and Chief Executive Officer of ZOMI Corp., from 1993, when he co-founded it and the Partnership, until May 1996. Mr. Levin has served as a director and officer of Metacom, Inc., a leading distributor of audio cassettes and a principal shareholder of the Company, since he co-founded it in 1970. He has served as Metacom's Chief Executive Officer since 1991.

         Janice Ozzello Wilcox has served as Senior Vice President and Chief Financial Officer of Marquette Bancshares, Inc., a bank holding company in Minneapolis, Minnesota, since January 1993. From April 1991 to December 1992, Ms. Wilcox served as Senior Vice President and Chief Financial Officer of Marquette Bank Minneapolis, N.A. in Minneapolis, Minnesota.

         Robert Ezrilov has served as President of Metacom, Inc. since July 1997. Mr. Ezrilov was self-employed as a business consultant from April 1995 to July 1997. Prior to April 1995, he was a partner with Arthur Andersen LLP, which accounting firm he joined in 1966. Mr. Ezrilov also serves on the Board of Directors of C.H. Robinson Worldwide, Inc., a transportation service provider located in Eden Prairie, Minnesota.

         Howard P. Liszt currently serves as Chief Executive Officer of Campbell Mithun Esty, an advertising agency in Minneapolis, Minnesota, and has been employed by Campbell Mithun Esty since 1976.


                          BOARD AND COMMITTEE MEETINGS

         During fiscal 1999, the Board of Directors held five meetings. Each director attended more than 75% of the meetings of the Board and the committees on which such director served during fiscal 1999 except for Bob Ezrilov who attended 60% of the Board Meetings.

         The Company's Board of Directors has two standing committees, the Audit Committee and Compensation Committee. The Company does not have a nominating committee.

         The members of the Audit Committee are Robert Ezrilov, Howard Liszt and Janice Ozzello Wilcox. This committee reviews the selection and work of the Company's independent auditors and the adequacy of internal controls for compliance with corporate policies and directives. The Audit Committee met twice during fiscal 1999.

         The members of the Compensation Committee are Robert Ezrilov, Howard Liszt and Janice Ozzello Wilcox. This committee recommends to the Board of Directors from time to time the salaries to be paid to executive officers of the Company and any plan for additional compensation it deems appropriate. In addition, this committee is vested with the same authority as the Board of Directors with respect to the granting of options and the administration of the Company's 1996 Stock Option Plan. The Compensation Committee met six times during fiscal 1999, and it took written action by unanimous consent four times.

                        EXECUTIVE OFFICERS OF THE COMPANY

         The names and ages of the Company's current executive officers and the positions held by such officers are listed below.

Name                    Age     Position
James T. Anderson        42     Chief Executive Officer and Chairman of the
                                Board
Anthony Angelini         36     President, Chief Operating Officer and Director
James E. Flaherty        46     Chief Financial Officer and Secretary
Michelle S. Bedard       41     Executive Vice President - Sales and Marketing

         James T. Anderson has served as Chief Executive Officer and as a director of the Company since he co-founded it in February 1996 and as Chairman since January 2000. He also served as President from February 1996 to January 2000. He was President of ZOMI Corp., the General Partner of Zomax Optical Media Limited Partnership (the "Partnership"), the Company's predecessor, from 1993, when he co-founded it and the Partnership, until May 1996. Mr. Anderson served with Metacom from May 1982 to June 1993, including five years as Vice President of Manufacturing where he was responsible for all manufacturing activities, including purchasing, inventory control, production, warehousing and distribution. Mr. Anderson is married to Michelle S. Bedard, Executive Vice President - Sales and Marketing of the Company.

         Anthony Angelini has served as President, Chief Operating Officer and as a Director of the Company since January 2000. He served as Executive Vice President - Global Operations from January 1999 to January 2000. Mr. Angelini joined the Company as Vice President - Western U.S. and European Operations on February 1998 when the Company acquired Primary Marketing Group ("PMG"), Primary Marketing Group Ltd. ("PMG Ltd.") and Next Generation Services LLC ("NGS"). Mr. Angelini co-founded PMG, PMG Ltd. and NGS in October 1989, September 1995 and May 1996, respectively. Mr. Angelini served as Vice President of PMG, a Director of PMG Ltd. and Manager of NGS, and he was a major equity owner of each.

         James E. Flaherty has served as Chief Financial Officer of the Company since December 1996 and as Secretary since January 1997. From May 1989 until December 1996, Mr. Flaherty was employed by Racotek Inc., a wireless data software company in Minneapolis, Minnesota, serving in various capacities including Chief Financial Officer, Controller and Secretary.

         Michelle S. Bedard has served as Executive Vice President - Sales and Marketing of the Company since its inception in February 1996, prior to which she served as Vice President of Sales and National Sales Manager of the Partnership since its inception in 1993. From June 1991 to August 1993, Ms. Bedard was National Sales Manager of Metacom, where she was responsible for sales revenue and staff, including eight inside sales representatives and thirteen independent sales groups, the customer service department and various support staff, for all four sales divisions. Ms. Bedard is married to James T. Anderson, President and Chief Executive Officer of the Company.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth certain information regarding compensation paid or accrued during each of the Company's last three fiscal years to the Chief Executive Officer and to each other executive officer whose total annual salary and bonus paid or accrued during fiscal year 1999 exceeded $100,000.

                                                                                      Long Term Compensation
                                            Annual  Compensation                  Awards             Payouts
                                    -----------------------------------  -----------------------------------
                                                                         Restricted                   LTIP       All Other
                           Fiscal                                           Stock                    Payouts   Compensation
                            Year    Salary ($)    Bonus ($)   Other ($)  Awards ($)      Options       ($)         ($)
                           -------  ----------    ---------   ---------  ----------   -------------  -------   ------------
James T. Anderson,          1999      400,000     2,677,416      --          --           (1)          --           --
  Chairman and Chief        1998      248,144       341,067      --          --         500,000        --           --
  Executive Officer         1997      214,935       204,441      --          --         250,000        --           --

Anthony Angelini,           1999      225,000       809,273      --          --           (1)          --           --
  President and Chief       1998      149,077        34,000      --          --         200,000        --           --
  Operating Officer

Michelle S. Bedard,         1999      300,000 (2)   719,354      --          --           (1)          --           --
  Executive Vice            1998      400,749 (2)    28,000      --          --         100,000        --           --
  President - Sales &       1997      356,437 (2)    20,000      --          --          50,000        --           --
  Marketing

James E. Flaherty,          1999      175,000       367,206      --          --           (1)          --           --
  Chief Financial           1998      121,404        25,000      --          --         100,000        --           --
  Officer                   1997       98,398        15,000      --          --          70,000        --           --

-------------------------

(1) The named executive officers are entitled to stock options as part of bonuses earned in 1999, which options will be granted upon shareholder approval of the increase of shares under the Company's 1996 Stock Option Plan (see Proposal #4). The options to be granted are 120,000 shares for Mr. Anderson, 64,000 shares for Mr. Angelini, 63,000 shares for Ms. Bedard and 26,000 shares for Mr. Flaherty. Also, as part of bonuses earned in 1999, the vesting of all outstanding options held by the named executive officers was accelerated, pursuant to which 50% of the shares became exercisable on January 1, 2000 and the remaining shares will become exercisable in equal increments each quarter through January 1, 2002.

(2)      Includes commissions of $100,000, $262,758 and $256,233 for 1999, 1998
         and 1997, respectively.

Option Grants During 1999 Fiscal Year

         The Company did not grant any stock options to the named executive officers in the Summary Compensation Table during fiscal year ended December 31, 1999; however, the Company's Compensation Committee approved awarding each of such named executive officers a stock option. See "Summary Compensation Table." The Company has not granted any stock appreciation rights.


Option Exercises During 1999 Fiscal Year and Fiscal Year-End Option Values

         The following table provides information as to options exercised by the named executive officer in the Summary Compensation Table during fiscal 1999 and the number and value of options at December 31, 1999. The Company does not have any outstanding stock appreciation rights.

                                                                                              Value of Unexercised
                           Shares                        Number of Unexercised Options       In-the Money Options at
                        Acquired on    Value Realized        at December 31, 1999            December 31, 1999(2)
         Name           Exercise (#)      ($)(1)          Exercisable Unexercisable       Exercisable    Unexercisable
       ------          -------------   --------------    ------------ -------------       -----------    -------------
James T. Anderson           500,000      $12,246,532         -               500,000              $0         $20,629,375

Anthony Angelini              8,000         $229,504         -               192,000              $0          $7,811,200

Michelle S. Bedard          175,000       $4,319,501         -               125,000              $0          $5,147,000

James E. Flaherty            14,000         $375,598      28,000             128,000      $1,193,500          $5,278,000


(1) Value realized is calculated on the basis of the difference between the option exercise price and the closing price for the Company's Common Stock on the date of exercise as quoted by the Nasdaq National Market, multiplied by the number of shares to which the exercise relates.

(2) Value of unexercised options is calculated on the basis of the difference between the option exercise price and $45.25, the closing sale price for the Company's Common Stock at December 31, 1999 as quoted by the Nasdaq National Market, multiplied by the number of shares of Common Stock underlying the option.

Compensation to Directors

         The Company pays fees to the non-officer members of the Board of Directors of $1,500 for each Board meeting and $500 for each Committee meeting attended. The Company reimburses the directors for out-of-pocket expenses incurred while attending Board or Committee meetings.

         The 1996 Stock Option Plan provides for automatic option grants to each director who is not an employee of the Company (a "Non-Employee Director"). Each Non-Employee Director who was elected for the first time as a director on or after the adoption of the Plan on March 1, 1996 was granted a nonqualified option to purchase 20,000 shares of the Common Stock. Such option is exercisable to the extent of 4,000 shares on each of the first five anniversaries of the date of grant. Each Non-Employee Director who is re-elected as a director of the Company or whose term of office continues after a meeting of shareholders at which directors are elected shall, as of the date of such re-election or shareholder meeting, automatically be granted a nonqualified option to purchase 4,000 shares of the Common Stock. A Non-Employee Director who receives a 20,000-share option upon initial election to the Board may not receive a 4,000-share option for at least twelve (12) months. All options granted pursuant to these provisions are granted at a per share exercise price equal to 100% of the fair market value of the Common Stock on the date of grant, and they expire on the earlier of (i) three months after the optionee ceases to be a director (except by death) and (ii) ten (10) years after the date of grant. In the event of the death of a Non-Employee Director, any option granted to such Non-Employee Director pursuant to this formula plan may be exercised at any time within twelve (12) months of the death of such Non-Employee Director or until the date on which the option, by its terms, expires, whichever is earlier.

Compensation Committee Report on Executive Compensation

         Compensation Committee Interlocks and Insider Participation. The Compensation Committee of the Board of Directors of the Company is composed of directors Robert Ezrilov, Janice Ozzello Wilcox and Howard P. Liszt. Mr. Ezrilov, is also the President and a director of Metacom, Inc., a shareholder of the Company. Metacom and the Company are parties to a Manufacturing Agreement, pursuant to which the Metacom has agreed to purchase certain compact discs and cassettes from the Company at the same price as Metacom could obtain such products and services from an unrelated third party. See the section of this Proxy Statement entitled Executive Compensation - Certain Transactions.

         Overview and Philosophy. The Compensation Committee's executive compensation policies are designed to enhance the financial performance of the Company, and thus shareholder value, by significantly aligning the financial interests of the Company's key executives with those of the Company's shareholders. Compensation of the Company's executive officers is comprised of four parts: base salary, annual incentive bonuses, fringe benefits and long-term incentive opportunity in the form of stock options.

         The Compensation Committee believes that the base salaries of the Company's executive officers (plus sales commissions for certain executive officers) for fiscal 1999 are generally comparable to base salaries of executive officers of comparable publicly-held companies. Although no formal survey was conducted in connection with setting past compensation levels, an outside compensation consulting firm was engaged to assist the Compensation Committee in setting compensation for fiscal 1999. Executive officers also have the opportunity to earn cash bonuses if certain Company financial performance goals are met. Long-term incentives are based on stock performance through stock options under the Company's 1996 Stock Option Plan ("1996 Plan"). The Compensation Committee believes that stock ownership by the Company's executive officers is beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. Overall, the intent is to have a significant emphasis on variable compensation components and less on fixed cost components. The Compensation Committee believes this philosophy and structure are in the best interests of the Company's shareholders.

         Bonuses. The Company has followed a policy of setting bonus plans for its executive officers, based on the individual performance of the executive officers as well as the overall performance of the Company.

         Stock Options and Other Incentives. The Company's stock option program is the Company's long-term incentive plan for executive officers and key employees. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant, long-term ownership position in the Company's Common Stock.

         The Company's 1996 Plan authorizes the Compensation Committee of the Board of Directors to award stock options to executive officers and other employees. Stock options are generally granted each year, at an option price equal to the fair market value of the Company's Common Stock on the date of grant, and vest over a period of three to five years. The amount of stock options awarded is generally a function of the recipient's salary and position in the Company. Awards are intended to be generally competitive with other companies of comparable size and complexity, although the Compensation Committee has not conducted any thorough comparative analysis.

         Benefits. The Company provides medical and insurance benefits to its executive officers which are generally available to all Company employees. The Company has a 401(k) plan in which all qualified employees, including the executive officers, may participate. The amounts of perquisites allowed to executive officers, as determined in accordance with rules of the Securities and Exchange Commission, did not exceed 10% of salary in fiscal 1999

         Chief Executive Officer Compensation. James T. Anderson served as the Company's Chief Executive Officer in fiscal 1999. His compensation was determined in accordance with the policies described above as applicable to all executive officers. His base salary was increased from $250,000 in fiscal 1998 to $400,000 in fiscal 1999 in light of the Company's increase in revenues and earnings. Mr. Anderson was entitled to a cash bonus of $2,677,416 for fiscal 1999 and an option to purchase 120,000 shares, which option will be granted upon shareholder approval of the increase of shares under the Company's 1996 Stock Option Plan. Mr. Anderson received a bonus of $341,067 in fiscal 1998. In addition, the vesting of the outstanding options held by Mr. Anderson as of year-end was accelerated, pursuant to which 50% of the shares became exercisable on January 1, 2000 and the remaining shares will become exercisable in equal increments each quarter through January 1, 2001. The bonus amount is based on the Company's earnings, in accordance with the terms of Mr. Anderson's Employment Agreement, which agreement is described in the section of this Proxy Statement entitled Executive Compensation - Employment Agreements and Termination of Employment Arrangements.

         Summary. Aggregate executive compensation increased moderately in fiscal 1999 and the Company awarded stock options to officers because the Company achieved record revenues and earnings. The Compensation Committee intends to continue its policy of paying relatively moderate base salaries, basing bonuses on performance and granting options to provide long-term incentive.

                                          Robert Ezrilov
                                          Janice Ozzello Wilcox
                                          Howard P. Liszt
                                                   Members of the
                                                   Compensation Committee

Stock Performance Chart

         For the fiscal year ended December 25, 1998, the Company included a graph comparing its stock performance with S&P 500 Composite Stock Index and the S&P SmallCap Computer (Software and Services) Index. The Company believes that, because of its size, it aligns more with the companies included in the Russell 2000 Index than it does with the S&P SmallCap Computer (Software and Services) Index; therefore, the Company intends to delete the S&P SmallCap Computer (Software and Services) Index from its graph in the future. The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the four fiscal years ended December 31, 1999 with the cumulative total return on the S&P 500 Composite Stock Index, the S&P SmallCap Computer (Software and Services) Index and the Russell 2000 Index. The comparison assumes $100 was invested on May 7, 1996 (the date that the Company's stock began to be publicly traded) in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.


[SHAREHOLDER GRAPH OMITTED]

                                        05/07/96         12/27/96         12/26/97       12/25/98       12/31/99
Zomax Incorporated                       $100.00          $ 38.89         $ 67.82        $ 95.84         $670.37
S&P 500 Composite Stock Index            $100.00          $119.94         $147.87        $194.38         $234.13
Russell 2000 Index                       $100.00          $103.91         $121.94        $117.33         $146.02
S&P SmallCap Computer (Software &        $100.00          $ 88.11         $ 75.02        $105.41         $230.31
Services) Index


Employment Agreements and Termination of Employment Arrangements

         The Company entered into an Employment Agreement with James T. Anderson, Chief Executive Officer of the Company, effective January 1, 1999, which agreement is automatically extended for additional one-year terms unless the Company or Mr. Anderson gives notice at least three months prior to the end of the current term. Pursuant to the terms of the agreement, the initial base annual salary is $400,000, which salary is to be reviewed at least annually by the Board, and has been determined by the Board to be $400,000 for 2000. In addition, Mr. Anderson is entitled to a bonus, consisting of a combination of cash and stock options, the terms of which are determined annually no later than February 28. Upon Mr. Anderson's termination under certain conditions, he is entitled to compensation and benefits. If Mr. Anderson terminates his employment without good reason (as defined in the agreement), the Company will provide him and his family health care benefits for up to five years. If Mr. Anderson's employment is terminated by the Company without cause (as defined in the agreement) or he resigns for good reason or for any reason within one year after a change of control, or the Company fails to extend the agreement, Mr. Anderson is entitled to an amount equal to twice his then current base salary, an amount equal to twice his bonus payment earned for the preceding year or the current year, whichever is higher, all stock options shall become immediately exercisable and health care benefits for five years. In the event Mr. Anderson's employment is terminated because of his disability, the Company shall provide health care benefits for Mr. Anderson and his family. For one year following Mr. Anderson's termination of employment with the Company, he has agreed that he will not compete with the Company, solicit any of the Company's employees to leave the Company or interfere with Company's relationship with its customers.

Change of Control Arrangements

         The Company's 1996 Stock Option Plan (the "Plan") provides that, in the event of an acquisition of the Company through the sale of substantially all of the Company's assets and the consequent discontinuance of its business or through a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend, divestiture or liquidation of the Company ("change of control"), all outstanding options under the Plan shall become exercisable in full. The acceleration of the exercisability of outstanding options may be limited, however, if (i) the acquiring party seeks to account for the change of control transaction on a "pooling of interests" basis which would be precluded if such options are accelerated, or (ii) if such acceleration would subject a participant to an excise tax imposed upon "excess parachute payments." The Board may also decide to take certain additional actions, such as termination of the Plan, providing cash or stock valued at the amount equal to the excess of the fair market value of the stock over the exercise price, or allow exercise of the options for stock of the succeeding company.

Compliance with Section 16(a) of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, the Company believes that, during fiscal year 1999, all officers, directors and greater than ten-percent beneficial owners complied with the applicable filing requirements, except that Phillip Levin had four late reports on Form 4 reporting an aggregate of 35 transactions.

Certain Transactions

         Metacom, Inc., a shareholder of the Company, is a party to a Manufacturing Agreement with the Company. Phillip T. Levin, a director and a significant shareholder of the Company, is the Chief Executive Officer and majority shareholder of Metacom; and Robert Ezrilov, a director of the Company who also serves on the Company's Compensation Committee, is President of Metacom. Pursuant to the Manufacturing Agreement, Metacom has agreed to purchase certain compact discs and cassettes from the Company at the same price as Metacom could obtain such products and services from an unrelated third party. The Manufacturing Agreement, as amended, terminates December 31, 2000. Metacom's purchases of $461,000 from the Company in fiscal 1999 accounted for 0.2% of the Company's revenues in fiscal 1999. As a result of Metacom not meeting its prior obligations under the Manufacturing Agreement, Metacom agreed to pay the Company $350,000 under a payment schedule through 1999, which amount was fully paid in 1999. Neither Mr. Levin nor Mr. Ezrilov participate in Board or management discussions regarding Metacom or vote as a Company director on any matter involving Metacom.

         On January 1, 1995, the Company entered into an Office/Warehouse Lease with Metacom, which lease was amended on October 28, 1997 and subsequently assigned to Nathan Lane Partnership, LLP, a Minnesota limited liability partnership of which Mr. Levin owns a one-third interest. Pursuant to the Office/Warehouse Lease, as amended (the "Lease"), the Company leases manufacturing (10,586 square feet), office (26,011 square feet) and warehouse (45,229 square feet) space. The Lease expires on December 31, 2000. The Company pays a base rent of $8.52 per net rentable square foot per annum for the office space and the allocated portion of the common area; $5.38 per net rentable square foot of production space per annum; and $3.76 per net rentable square foot of warehouse space per annum. Additionally, the Company is obligated to pay its proportionate share of taxes and operating expenses.


               AMENDMENT TO ARTICLES TO INCREASE AUTHORIZED SHARES
                                  (Proposal #3)

         On January 19, 2000, the Board of Directors unanimously approved an amendment to the Company's Articles of Incorporation to increase the authorized shares from 25,000,000, consisting of 20,000,000 common and 5,000,000 undesignated shares, to 125,000,000, consisting of 100,000,000 common and 25,000,000 undesignated shares. As of March 8, 2000, there were ___________ shares of Common Stock issued and outstanding. Of the unissued shares, approximately 1,200,000 shares have been reserved for future issuances pursuant to the Company's employee benefit plans, including the increased shares for the Company's 1996 Stock Option Plan in Proposal #4 below, and 130,000 shares for outstanding stock options and warrants outside of any plan.

         The Board desires to increase the number of authorized shares to give the Board flexibility to declare stock dividends or stock splits at such times as the Board may deem appropriate; to give the Board flexibility to make acquisitions using stock; to adopt additional employee benefit plans or increase the shares available under existing plans; to raise equity capital or to use the additional shares for other general corporate purposes. Aside from shares currently reserved for issuance as described above, the Board has not authorized the issuance of any additional shares, and there are no current agreements or commitments for the issuance of any additional shares.

         The Company's Articles of Incorporation permits the Board to establish from the undesignated shares, by resolution adopted and filed with the Secretary of State in the manner provided by law, one or more classes or series and to fix the relative rights and preferences of each such class or series, including the establishment of additional shares of Common Stock. These shares are available for issuance by the Board at such times and for such purposes as the Board may deem advisable without further action by the shareholders, except as may be required by law or regulatory authorities.

         In the event of a proposed merger, tender offer or other attempt to gain control of the Company of which the Board does not approve, the Company's Articles of Incorporation permit the Board to authorize the issuance of a series of stock with rights and preferences which could impede the completion of such a transaction. The Board will have the authority, for example, to adopt a shareholder rights plan or "poison pill" without additional shareholder approval. The Board has the authority to issue shares to purchasers who would support the Board in opposing a hostile takeover bid. The Board does not intend to issue any shares except on terms which the Board deems to be in the best interests of the Company and its then existing shareholders.

         Shareholders of the Company have no preemptive rights with respect the Common Stock of the Company. If this proposed amendment is adopted, the additional authorized shares of Common Stock will be available for issuance from time to time at the discretion of the Board without further action by the shareholders, except where shareholder approval is required by law, regulatory authorities or to obtain favorable tax treatment for certain employee benefit plans. Although an increase in the authorized shares could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the Company is not proposing the increase in authorized shares in response to any effort to accumulate the Company's stock or to obtain control of the Company by means of a merger, tender offer or solicitation in opposition to management.

         Vote Required. The Board of Directors recommends that the shareholders approve the increase of authorized shares of the Company. Under applicable Minnesota law and the Company's current Articles of Incorporation, approval of the amendment to increase the authorized shares requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.


          APPROVAL OF AMENDMENT TO THE COMPANY'S 1996 STOCK OPTION PLAN
                                  (Proposal #4)

Amendments

         On January 19, 2000, the Board amended the Company's 1996 Stock Option Plan (the "Plan") to increase the shares reserved under the Plan from 2,600,000 to 3,200,000 shares (the "Amendment"). As of March 8, 2000, the Company had outstanding incentive and nonqualified options for the purchase of an aggregate of _________ shares of the Company's common stock with an average exercise price of $_____ per share granted under the Company's 1996 Stock Option Plan adopted on March 1, 1996 by the Board of Directors and the shareholders (the "1996 Plan"). Options to purchase _______ shares under the 1996 Plan have been exercised as of March 8, 2000. The increase of shares is necessary to provide sufficient shares for future options. The Board believes that granting fairly-priced stock options to employees and directors is an effective means to promote the future growth and development of the Company. Such options, among other things, increase employees' and directors' proprietary interest in the Company's success and enables the Company to attract and retain qualified personnel. The Board therefore recommends that all shareholders vote in favor of the Amendment.

Summary of 1996 Stock Option Plan

         A general description of the basic features of the 1996 Plan is presented below, but such description is qualified in its entirety by reference to the full text of the 1996 Plan, a copy of which may be obtained without charge upon written request to James E. Flaherty, the Company's Chief Financial Officer.

         Purpose. The purpose of the 1996 Plan is to promote the success of the Company by facilitating the employment and retention of competent personnel and by furnishing incentive to directors, officers and employees of the Company and consultants and advisors to the Company, upon whose efforts the success of the Company will depend to a large degree.

         Term. Incentive stock options may be granted pursuant to the 1996 Plan during a period of ten (10) years from the date the 1996 Plan was adopted by the Board of Directors (until March 1, 2006), and nonqualified stock options may be granted until the 1996 Plan is discontinued or terminated by the Board of Directors.

         Administration. With the exception of the stock options automatically issued to Non-Employee Directors as described below, the 1996 Plan is administered by the Compensation Committee of the Board of Directors, all of the members of which are "non-employee directors" under Rule 16b-3 of the Act. The 1996 Plan gives broad powers to the Committee to administer and interpret the 1996 Plan, including the authority to select the individuals to be granted options and to prescribe the particular form and conditions of each option granted.

         Eligibility. All employees of the Company or any subsidiary are eligible to receive incentive stock options pursuant to the 1996 Plan. All employees, officers and directors of and consultants and advisors to the Company or any subsidiary are eligible to receive nonqualified stock options. As of March 8, 2000, the Company had approximately ______ employees, of which four are officers, and four directors who are not employees.

         Options. When an option is granted under the 1996 Plan, the Committee, at its discretion, specifies the option price and the number of shares of Common Stock which may be purchased upon exercise of the option. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Company's Common Stock, as that term is defined in the 1996 Plan. Unless otherwise determined by the Committee, the exercise price of a nonqualified stock option will not be less than 100% of the fair market value on the date of grant. The period during which an option may be exercised and whether the option will be exercisable immediately, in stages, or otherwise is set by the Committee. An incentive stock option may not be exercisable more than ten (10) years from the date of grant. Optionees may pay for shares upon exercise of options with cash, certified check or Common Stock of the Company valued at the stock's then "fair market value" as defined in the 1996 Plan. Each option granted under the 1996 Plan is nontransferable during the lifetime of the optionee.

         Generally, under the form of option agreement which the Committee is currently using for options granted under the 1996 Plan, if the optionee's affiliation with the Company terminates before expiration of the option for reasons other than death, the optionee has a right to exercise the option for three months after termination of such affiliation or until the option's original expiration date, whichever is earlier. If the termination is because of death, the option typically is exercisable until its original stated expiration or until the 12-month anniversary of the optionee's death, whichever is earlier. The Committee may impose additional or alternative conditions and restrictions on the incentive or nonqualified stock options granted under the 1996 Plan; however, each incentive option must contain such limitations and restrictions upon its exercise as are necessary to ensure that the option will be an incentive stock option as defined under the Internal Revenue Code.

         Grants to Non-Employee Directors. The 1996 Stock Option Plan provides for automatic option grants to each director who is not an employee of the Company (a "Non-Employee Director"). Each Non-Employee Director who was elected for the first time as a director on or after the adoption of the 1996 Plan on March 1, 1996 was granted a nonqualified option to purchase 20,000 shares of the Common Stock. Such option is exercisable to the extent of 4,000 shares on each of the first five anniversaries of the date of grant. Each Non-Employee Director who is re-elected as a director of the Company or whose term of office continues after a meeting of shareholders at which directors are elected shall, as of the date of such re-election or shareholder meeting, automatically be granted a nonqualified option to purchase 4,000 shares of the Common Stock. A Non-Employee Director who receives a 20,000-share option upon initial election to the Board may not receive a 4,000-share option for at least twelve (12) months. All options granted pursuant to these provisions are granted at a per share exercise price equal to 100% of the fair market value of the Common Stock on the date of grant, and they expire on the earlier of (i) three months after the optionee ceases to be a director (except by death) and (ii) ten (10) years after the date of grant. In the event of the death of a Non-Employee Director, any option granted to such Non-Employee Director pursuant to this formula plan may be exercised at any time within twelve (12) months of the death of such Non-Employee Director or until the date on which the option, by its terms, expires, whichever is earlier.

         In addition to the automatic grants of nonqualified options, the Non-Employee Directors are eligible to receive additional nonqualified stock options pursuant to the 1996 Plan in the sole discretion of the Committee.

         Change of Control. In the event of an acquisition of the Company through the sale of substantially all of the Company's assets and the consequent discontinuance of its business or through a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend, divestiture or liquidation of the Company ("change of control"), all outstanding options shall become exercisable in full. The acceleration of the exercisability of outstanding options may be limited, however, if (i) the acquiring party seeks to account for the change of control transaction on a "pooling of interests" basis which would be precluded if such options are accelerated, or (ii) if such acceleration would subject a participant to an excise tax imposed upon "excess parachute payments." The Board may also decide to take certain additional actions, such as termination of the Plan, providing cash or stock valued at the amount equal to the excess of the fair market value of the stock over the exercise price, or allow exercise of the options for stock of the succeeding company.

         Amendment. The Board of Directors may from time to time suspend or discontinue the 1996 Plan or revise or amend it in any respect; provided, however, that no such revision or amendment may impair the terms and conditions of any outstanding option to the material detriment of the optionee without the consent of the optionee, except as authorized in the event of a sale, merger, consolidation or liquidation of the Company. The 1996 Plan may not be amended in any manner that will cause incentive stock options to fail to meet the requirements of Code Section 422, and may not be amended in any manner that will: (i) materially increase the number of shares subject to the 1996 Plan except as provided in the case of stock splits, consolidations, stock dividends or similar events; (ii) change the designation of the class of employees eligible to receive options; (iii) decrease the price at which options will be granted; or (iv) materially increase the benefits accruing to optionees under the 1996 Plan, without the approval of the shareholders, if such approval is required to comply with Code Section 422 or the requirements of Section 16(b) of the Act.

         The Board of Directors will equitably adjust the maximum number of shares of Common Stock reserved for issuance under the 1996 Plan, the number of shares covered by each outstanding option and the option price per share in the event of stock splits or consolidations, stock dividends or other transactions in which the Company receives no consideration. Generally, the Board of Directors may also provide for the protection of optionees in the event of a merger, liquidation or reorganization of the Company.

         Federal Income Tax Consequences of the 1996 Plan. Under present law, an optionee will not realize any taxable income on the date a nonqualified stock option is granted to the optionee pursuant to the 1996 Plan. Upon exercise of the nonqualified stock option, however, the optionee will realize, in the year of exercise, ordinary income to the extent of the difference between the option price and the fair market value of the Company's Common Stock on the date of exercise. Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss. The Company will be entitled to a tax deduction in its fiscal year in which nonqualified stock options are exercised, equal to the amount of compensation required to be included as ordinary income by those optionees exercising such options.

         Incentive stock options granted pursuant to the 1996 Plan are intended to qualify for favorable tax treatment to the optionee under Code Section 422. Under Code Section 422, an employee realizes no taxable income when the incentive stock option is granted. If the employee has been an employee of the Company or any subsidiary at all times from the date of grant until three months before the date of exercise, the employee will realize no taxable income when the option is exercised. If the employee does not dispose of shares acquired upon exercise for a period of two years from the granting of the incentive stock option and one year after receipt of the shares, the employee may sell the shares and report any gain as capital gain. The Company will not be entitled to a tax deduction in connection with either the grant or exercise of an incentive stock option. If the employee should dispose of the shares prior to the expiration of the two-year or one-year periods described above, the employee will be deemed to have received compensation taxable as ordinary income in the year of the early sale in an amount equal to the lesser of (i) the difference between the fair market value of the Company's Common Stock on the date of exercise and the option price of the shares, or (ii) the difference between the sale price of the shares and the option price of shares. In the event of such an early sale, the Company will be entitled to a tax deduction equal to the amount recognized by the employee as ordinary income. The foregoing discussion ignores the impact of the alternative minimum tax, which may particularly be applicable to the year in which an incentive stock option is exercised.

         Plan Benefits. Because future grants of stock options are subject to the discretion of the Committee, the future benefits under the 1996 Plan cannot be determined at this time, except for the automatic grants to Non-Employee Directors as set forth above. The table below shows the total number of shares underlying stock options that have been granted under the 1996 Plan as of March 8, 2000 to the named executive officers and the groups set forth.

                                                      Shares of Common Stock
Name and Position/Group                           Underlying Options Received(1)
------------------------                          ------------------------------
James T. Anderson                                            1,000,000
  Chief Executive Officer and Chairman
Anthony Angelini                                               200,000
  President and Chief Operating Officer
Michelle S. Bedard                                             300,000
  Executive Vice President
James E. Flaherty                                              170,000
  Chief Financial Officer
Current Executive Officers                                   1,670,000
  as a Group (4 persons)
Current Directors who are not                                   96,000
  Executive Officers as a Group (4 persons)
Current Employees who are not                                  _______
  Executive Officers or Directors
  as a Group (_________ persons)
-------------------

(1) Includes options which have been exercised.

         Vote Required. The Board of Directors recommends that the shareholders approve the amendment to the 1996 Plan to increase the number of shares reserved for issuance under the 1996 Plan from 2,600,000 to 3,200,000. Under applicable Minnesota law, approval of the amendment to the 1996 Plan requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.


                          INDEPENDENT PUBLIC ACCOUNTANT
                                  (Proposal #5)

         Arthur Andersen LLP has served as the Company's independent public accountants since its inception in February 1996 and served as the independent public accountants of the Partnership, the Company's predecessor, from its inception in 1993 to the reorganization of the Company and the Partnership in May 1996. A representative of Arthur Andersen LLP is expected to be present at the 2000 Annual Meeting and will be given an opportunity to make a statement regarding financial and accounting matters of the Company, if he or she so desires, and will be available to respond to appropriate questions from the Company's shareholders.

         The Board of Directors recommends that the shareholders ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the Company for the year ending December 29, 2000. The ratification of Arthur Andersen LLP as independent public accountants for the Company requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting.

                                 OTHER BUSINESS

         Management knows of no other matters to be presented at the 2000 Annual Meeting. If any other matter properly comes before the 2000 Annual Meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.


                              SHAREHOLDER PROPOSALS

         Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2001 Annual Meeting must be received by the Company by November 21, 2000 to be included in the Company's proxy statement and related proxy for the 2001 Annual Meeting. Shareholder proposals intended to be presented at the 2001 Annual Meeting but not included in the Company's proxy statement and proxy will be considered untimely if received by the Company after February 4, 2001.


                                  ANNUAL REPORT

         A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1999, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. No portion of the Annual Report is incorporated herein or is to be considered proxy soliciting material.


                                    FORM 10-K

         THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND A LIST OF EXHIBITS TO SUCH FORM 10-K. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K UPON THE ADVANCE PAYMENT OF REASONABLE FEES. REQUESTS FOR A COPY OF THE FORM 10-K AND/OR ANY EXHIBIT(S) SHOULD BE DIRECTED TO THE CHIEF FINANCIAL OFFICER OF ZOMAX INCORPORATED, 5353 NATHAN LANE, PLYMOUTH, MINNESOTA 55442. YOUR REQUEST MUST CONTAIN A REPRESENTATION THAT, AS OF MARCH 8, 2000, YOU WERE A BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE 2000 ANNUAL MEETING OF SHAREHOLDERS.

                       BY ORDER OF THE BOARD OF DIRECTORS


                       James T. Anderson, Chairman and Chief Executive Officer

Dated:  March __, 2000

                               Zomax Incorporated
                         ANNUAL MEETING OF SHAREHOLDERS

                            Wednesday, April 19, 2000
                                    3:30 p.m.

                          Lutheran Brotherhood Building
                             625 Fourth Avenue South
                              Minneapolis, MN 55415












         Zomax Incorporated
         5353 Nathan Lane, Plymouth, Minnesota 55442                      proxy

--------------------------------------------------------------------------------

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 19, 2000.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint James T. Anderson and James E. Flaherty, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.




                       See reverse for voting instructions

                               Please detach here

        The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1.  Election of directors: 01 James T. Anderson      04 Janice Ozzello Wilcox   [ ] Vote FOR          [ ] Vote WITHHELD
                           02 Anthony Angelini       05 Robert Ezrilov              all nominees          from all nominees
                           03 Phillip T. Levin       06 Howard P. Liszt             (except as withheld below)

(Instructions:  To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
                                                                                   -------------------------------------------

2.   Approve amendment to the Company's Articles of Incorporation               [ ] For     [ ] Against     [ ] Abstain
     to increase the authorized shares from 25,000,000 to 125,000,000.

3.   Approve amendment to the Company's 1996 Stock Option Plan to               [ ] For     [ ] Against     [ ] Abstain
     increase the shares reserved under the Plan from 2,600,000 to 3,200,000.

4.   Ratify appointment of Arthur Andersen LLP as independent auditors          [ ] For     [ ] Against     [ ] Abstain
     of the Company for the fiscal year ending December 29, 2000.

5. In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.

Address change?  Mark box [ ]       Dated:____________________________, 2000
Indicate changes below:

                                    ------------------------------------------


                                    ------------------------------------------

                                    Signature(s) in Box Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

                               ZOMAX INCORPORATED

                             1996 STOCK OPTION PLAN

                      (As Amended Through January 19, 2000)


                                   SECTION 1.

                                   DEFINITIONS


         As used herein, the following terms shall have the meanings indicated below:

         (a) The "Company" shall mean Zomax Incorporated, a Minnesota corporation.

         (b) A "Subsidiary" shall mean any corporation of which fifty percent (50%) or more of the total voting power of outstanding stock is owned, directly or indirectly in an unbroken chain, by the Company.

         (c) "Option Stock" shall mean Common Stock of the Company (subject to adjustment as described in Section 13) reserved for options pursuant to this Plan.

         (d) The "Plan" means the Zomax Incorporated 1996 Stock Option Plan, as amended hereafter from time to time, in cluding the form of Option Agreements as they may be modified by the Board from time to time.

         (e) Non-Employee Directors shall mean members of the Board who are not employees of the Company or any Subsidiary.

         (f) The "Optionee" for purposes of Section 9 is an employee of the Company or any Subsidiary to whom an incentive stock option has been granted under the Plan. For purposes of Section 10, the "Optionee" is a con sultant or advisor to or an employee, officer or director of the Company or any Subsidiary to whom a nonqualified stock option has been granted. For purposes of Section 11, the "Optionee" is a Non-Employee Director to whom a nonqualified stock option has been granted.

         (g) "Committee" shall mean a Committee of two or more directors who shall be appointed by and serve at the pleasure of the Board. As long as the Company's securities are registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, then, to the extent necessary for compliance with Rule 16b-3, or any successor provision, each of the members of the Committee shall be a "Non-Employee Director." For purposes of this Section 1(g) "Non-Employee Director" shall have the same meaning as set forth in Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regula tions under the Securities Exchange Act of 1934, as amended.

         (h) The "Internal Revenue Code" is the Internal Revenue Code of 1986, as amended from time to time.


                                   SECTION 2.

                                     PURPOSE

         The purpose of the Plan is to promote the success of the Company and its subsidiaries by facilitating the employment and retention of competent personnel and by furnishing incentive to directors, officers, employees, consultants, and advisors upon whose efforts the success of the Company and its subsidiaries will depend to a large degree.

         It is the intention of the Company to carry out the Plan through the granting of stock options which will qualify as "Incentive Stock Options" under the provisions of Section 422 of the Internal Revenue Code, and through the granting of "Nonqualified Stock Options" pursuant to Sections 10 and 11 of this Plan. Adoption of this Plan shall be and is expressly subject to the condition of approval by the shareholders of the Company within twelve (12) months before or after the adoption of the Plan by the Board of Directors. In no event shall any stock options be exercisable prior to the date this Plan is approved by the shareholders of the Company. If shareholder approval of this Plan is not obtained within twelve (12) months after the adoption of the Plan by the Board of Directors, any stock options previously granted shall be revoked.


                                   SECTION 3.

                             EFFECTIVE DATE OF PLAN

         The Plan shall be effective as of the date it is adopted by the Board of Directors of the Company, subject to approval by the shareholders of the Company as required in Section 2.


                                   SECTION 4.

                                 ADMINISTRATION

         The Plan shall be administered by the Board of Directors of the Company (hereinafter referred to as the "Board") or by a Stock Option Committee (hereinafter referred to as the "Committee" and as defined in Section 1(g) of this Plan) which may be appointed by the Board from time to time. The Board or the Committee, as the case may be, shall have all of the powers vested in it under the provisions of the Plan, including but not limited to exclusive authority (where applicable and within the limitations described herein) to determine, in its sole discretion, whether an incentive stock option or nonqualified stock option shall be granted, the individuals to whom, and the time or times at which, options shall be granted, the number of shares subject to each option and the option price and terms and conditions of each option. The Board, or the Committee, shall have full power and authority to administer and interpret the Plan, to make and amend rules, regulations and guidelines for administering the Plan, to prescribe the form and condi tions of the respective stock option agreements (which may vary from Optionee to Optionee) evidencing each option and to make all other determinations necessary or advisable for the admini stration of the Plan. The Board's, or the Committee's, inter pretation of the Plan, and all actions taken and determinations made by the Board or the Committee pursuant to the power vested in it hereunder, shall be conclusive and binding on all parties concerned. No member of the Board or the Committee shall be liable for any action taken or determination made in good faith in connection with the administration of the Plan.

         In the event the Board appoints a Committee as provided hereunder, any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majori ty vote of the Committee members or pursuant to the written resolution of all Committee members.


                                   SECTION 5.

                                  PARTICIPANTS

         The Board or the Committee, as the case may be, shall from time to time, at its discretion and without approval of the shareholders, designate those employees, directors, officers, consultants or advisors of the Company or of any Subsidiary to whom nonqualified stock options shall be granted under this Plan; provided, however, that consultants or advisors shall not be eligible to receive stock options hereunder unless such consultant or advisor renders bona fide services to the Company or Subsidiary and such services are not in connection with the offer or sale of securities in a capital-raising transaction. The Board or the Committee, as the case may be, shall, from time to time, at its discretion and without approval of the shareholders, designate those employees of the Company or any Subsidiary to whom incentive stock options shall be granted under this Plan.

         The Board or the Committee may grant additional incentive stock options or nonqualified stock options under this Plan to some or all participants then holding options or may grant options solely or partially to new participants. In desig nating participants, the Board or the Committee shall also determine the number of shares to be optioned to each such participant. The Board may from time to time designate in dividuals as being ineligible to participate in the Plan.


                                   SECTION 6.

                                      STOCK

         The Stock to be optioned under this Plan shall consist of authorized but unissued shares of Option Stock. Three million two hundred thousand (3,200,000) shares of Option Stock shall be reserved and avail able for options under the Plan; provided, however, that the total number of shares of Option Stock reserved for options under this Plan shall be subject to adjustment as provided in Section 13 of the Plan. In the event that any outstanding option under the Plan for any reason expires or is terminated prior to the exercise thereof, the shares of Option Stock allocable to the unexercised portion of such option shall continue to be reserved for options under the Plan and may be optioned hereunder.


                                   SECTION 7.

                                DURATION OF PLAN

         Incentive stock options may be granted pursuant to the Plan from time to time during a period of ten (10) years from the earlier of the date the Plan is approved by the Board or the date it is approved by the shareholders of the Company. Nonqualified stock options may be granted pursuant to the Plan from time to time after the Plan is adopted by the Board and until the Plan is discontinued or terminated by the Board.


                                   SECTION 8.

                                     PAYMENT

         Optionees may pay for shares upon exercise of options granted pursuant to this Plan with cash, certified check, Common Stock of the Company valued at such stock's then "fair market value" as defined in Section 9 below, or such other form of payment as may be authorized by the Board or the Committee. The Board or the Committee may, in its sole discretion, limit the forms of payment available to the Optionee and may exercise such discretion any time prior to the termination of the Option granted to the Optionee or upon any exercise of the Option by the Optionee.


                                   SECTION 9.

                 TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS

         Each incentive stock option granted pursuant to the Plan shall be evidenced by a written stock option agreement (the "Option Agreement"). The Option Agreement shall be in such form as may be approved from time to time by the Board or the Committee and may vary from Optionee to Optionee; provided, however, that each Optionee and each Option Agreement shall comply with and be subject to the following terms and conditions:

         (a) Number of Shares and Option Price. The Option Agreement shall state the total number of shares covered by the incentive stock option. The option price per share shall not be less than one hundred percent (100%) of the fair market value of the Common Stock per share on the date the Board or the Committee, as the case may be, grants the option; provided, however, that if an Optionee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or any Subsidiary, the option price per share of an incentive stock option granted to such Optionee shall not be less than one hundred ten percent (110%) of the fair market value of the Common Stock per share on the date of the grant of the option. For purposes hereof, if such stock is then reported in the national market system or is listed upon an established exchange or exchanges, "fair market value" of the Common Stock per share shall be the highest clos ing price of such stock in such national market system or on such stock exchange or exchanges on the date the option is granted or, if no sale of such stock shall have occurred on that date, on the next preceding day on which there was a sale of stock. If such stock is not so reported in the national market system or listed upon an exchange, "fair market value" shall be the mean between the "bid" and "asked" prices quoted by a recognized specialist in the Common Stock of the Company on the date the option is granted, or if there are no quoted "bid" and "asked" prices on such date, on the next preceding date for which there are such quotes. If such stock is not publicly traded as of the date the option is granted, the "fair market value" of the Common Stock shall be determined by the Board, or the Committee, in its sole discretion by applying principles of valuation with respect to all such options. The Board or the Committee, as the case may be, shall have full authority and discre tion in establishing the option price and shall be fully protected in so doing.

         (b) Term and Exercisability of Incentive Stock Option. The term during which any incentive stock option granted under the Plan may be exercised shall be established in each case by the Board or the Committee, as the case may be, but in no event shall any incentive stock option be exercisable during a term of more than ten (10) years after the date on which it is granted; provided, however, that if an Optionee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or any Subsidiary, the incentive stock option shall be exercis able during a term of not more than five (5) years after the date on which it is granted. The Option Agreement shall state when the incentive stock option becomes exer cisable and shall also state the maximum term during which the option may be exercised. In the event an incentive stock option is exercisable immediately, the manner of exercise of the option in the event it is not exercised in full immediately shall be specified in the Option Agreement. The Board or the Committee, as the case may be, may accelerate the exercise date of any incentive stock option granted hereunder which is not immediately exercisable as of the date of grant.

         (c) Other Provisions. The Option Agreement authorized under this
         Section 9 shall contain such other provisions as the Board or the Committee, as the case may be, shall deem advisable. Any such Option Agreement shall contain such limitations and restrictions upon the exercise of the option as shall be necessary to ensure that such option will be considered an "Incentive Stock Option" as defined in Section 422 of the Internal Revenue Code or to conform to any change therein.

         (d) Holding Period. The disposition of any shares of Common Stock acquired by an Optionee pursuant to the exercise of an option described above shall not be eli gible for the favorable taxation treatment of
         Section 421(a) of the Internal Revenue Code unless any shares so acquired are held by the Optionee for at least two (2) years from the date of the granting of the option under which the shares were acquired and at least one year after the acquisition of such shares pursuant to the exercise of such option, or such other periods as may be prescribed by the Internal Revenue Code. In the event of an Optionee's death, such holding period shall not be applicable pursuant to Section 421(c)(1) of the Internal Revenue Code.


                                   SECTION 10.

               TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS

         Each nonqualified stock option granted pursuant to the Plan shall be evidenced by a written Option Agreement. The Option Agreement shall be in such form as may be approved from time to time by the Board or the Committee and may vary from Optionee to Optionee; provided, however, that each Optionee and each Option Agreement shall comply with and be subject to the following terms and conditions:

         (a) Number of Shares and Option Price. The Option Agreement shall state the total number of shares covered by the nonqualified stock option. The option price per share shall be equal to one hundred percent (100%) of the fair market value of the Common Stock per share on the date the Board or the Committee grants the option unless otherwise determined by the Board or the Committee, as the case may be; provided, however, that the option price per share shall be equal to at least eighty-five percent (85%) of the fair market value of the Common Stock per share on the date of grant. For purposes hereof, the "fair market value" of a share of Common Stock shall have the same meaning as set forth under
         Section 9(a) herein.

         (b) Term and Exercisability of Nonqualified Stock Option. The term during which any nonqualified stock option granted under the Plan may be exercised shall be established in each case by the Board or the Committee, as the case may be, but in no event shall any option be exercisable during a term of more than ten (10) years after the date on which it was granted. The Option Agreement shall state when the nonqualified stock option becomes exercisable and shall also state the maximum term during which the option may be exercised. In the event a nonqualified stock option is exercisable immediately, the manner of exercise of the option in the event it is not exercised in full immediately shall be specified in the Option Agreement. The Board or the Committee, as the case may be, may accelerate the exercise date of any nonqualified stock option granted hereunder which is not immediately exercisable as of the date of grant.

         (c) Withholding. In the event the Optionee is required under the Option Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, any federal, state, local or other taxes required by law to be withheld with respect to the option's exercise, the Board or the Committee, as the case may be, may, in its discretion and pursuant to such rules as it may adopt, permit the Optionee to satisfy such obligation, in whole or in part, by electing to have the Company withhold shares of Common Stock otherwise issuable to the Optionee as a result of the option's exercise equal to the amount required to be withheld for tax purposes. Any stock elected to be withheld shall be valued at its "fair market value," as provided under
         Section 9(a) hereof, as of the date the amount of tax to be withheld is determined under applicable tax law. The Optionee's election to have shares withheld for this purpose shall be made on or before the date the option is exercised or, if later, the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall also comply with such rules as may be adopted by the Board or the Committee to assure compli ance with Rule 16b-3, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

         (d) Other Provisions. The Option Agreement authorized under this
         Section 10 shall contain such other provisions as the Board, or the Committee, as the case may be, shall deem advisable.


                                   SECTION 11.

                  GRANTING OF OPTIONS TO NON-EMPLOYEE DIRECTORS

                  (a) Upon Joining Board. Each Non-Employee Director whose initial election or appointment to the Board of Directors occurs after the date this Plan is adopted by the Board of Directors shall, as of the date of such election or appointment to the Board, automatically be granted an option to purchase 20,000 shares of the Common Stock at an option price per share equal to one hundred percent (100%) of the fair market value of the Common Stock on the date of such election or appointment. Such option shall become exercisable to the extent of 4,000 shares on each of the first, second, third, fourth and fifth anniversaries of the date of grant.

                  (b) Upon Re-election to Board. Each Non-Employee Director who, after the date this Plan is adopted by the Board of Directors, is re-elected as a Non-Employee Director of the Company or whose term of office continues after a meeting of shareholders at which directors are elected shall, as of the date of such re-election or shareholder meeting, automatically be granted an option to purchase 4,000 shares of Common Stock at an option price per share equal to one hundred percent (100%) of the fair market value of the Common Stock on the date of such re-election or shareholder meeting; provided that a Non-Employee Director who receives an option pursuant to subsection (a) above shall not be entitled to receive an option pursuant to this subsection (b) until at least twelve (12) months after such Non-Employee Director's initial election to the Board. Options granted pursuant to this subsection (b) shall be immediately exercisable in full.

                  (c) General. Non-Employee Directors shall not receive more than one option to purchase 4,000 shares pursuant to this Section 11 in any one fiscal year. All options granted pursuant to this Section 11 shall be designated as nonqualified options and shall be subject to the same terms and provisions as are then in effect with respect to granting of nonqualified options to officers and employees of the Company, except that the option shall expire on the earlier of (i) three months after the optionee ceases to be a director (except by death) and (ii) ten (10) years after the date of grant. Notwithstanding the foregoing, in the event of the death of a Non-Employee Director, any option granted to such Non-Employee Director may be exercised at any time within twelve (12) months of the death of such Non-Employee Director or on the date on which the option, by its terms expire, whichever is earlier.


                                   SECTION 12.

                               TRANSFER OF OPTION

         No option shall be transferable, in whole or in part, by the Optionee other than by will or by the laws of descent and distribution and, during the Optionee's lifetime, the option may be exercised only by the Optionee. If the Optionee shall attempt any transfer of any option granted under the Plan during the Optionee's lifetime, such transfer shall be void and the option, to the extent not fully exercised, shall terminate.


                                   SECTION 13.

             RECAPITALIZATION, SALE, MERGER, EXCHANGE OR LIQUIDATION

         In the event of an increase or decrease in the number of shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company, the number of shares of Option Stock reserved under Section 6 hereof and the number of shares of Option Stock covered by each outstanding option and the price per share thereof shall be adjusted by the Board to reflect such change. Additional shares which may be credited pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

         Unless otherwise provided in the stock option agreement, in the event of an acquisition of the Company through the sale of substantially all of the Company's assets and the consequent discontinuance of its business or through a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend, divestiture or liquidation of the Company (collectively referred to as a "transaction"), all outstanding options shall become immediately exercisable, whether or not such options had become exercisable prior to the transaction; provided, however, that if the acquiring party seeks to have the transaction accounted for on a "pooling of interests" basis and, in the opinion of the Company's independent certified public accountants, accelerating the exercisability of such options would preclude a pooling of interests under generally accepted accounting principles, the exercisability of such options shall not accelerate. In addition to the foregoing, in the event of such a transaction, the Board may provide for one or more of the following:

                  (a) the complete termination of this Plan and cancellation of outstanding options not exercised prior to a date specified by the Board (which date shall give Optionees a reasonable period of time in which to exercise the options prior to the effectiveness of such transaction);

                  (b) that Optionees holding outstanding incentive or nonqualified options shall receive, with respect to each share of Option Stock subject to such options, as of the effective date of any such transaction, cash in an amount equal to the excess of the Fair Market Value of such Option Stock on the date immediately preceding the effective date of such transaction over the option price per share of such options; provided that the Board may, in lieu of such cash payment, distribute to such Optionees shares of stock of the Company or shares of stock of any corporation succeeding the Company by reason of such transaction, such shares having a value equal to the cash payment herein; or

                  (c) the continuance of the Plan with respect to the exercise of options which were outstanding as of the date of adoption by the Board of such plan for such transaction and provide to Optionees holding such options the right to exercise their respective options as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction.

         The Board may restrict the rights of or the applicability of this
Section 13 to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Internal Revenue Code or any other applicable law or regulation. The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.


                                   SECTION 14.

                               INVESTMENT PURPOSE

         No shares of Common Stock shall be issued pursuant to the Plan unless and until there has been compliance, in the opinion of Company's counsel, with all applicable legal requirements, including without limitation those relating to securities laws and stock exchange listing requirements. As a condition to the issuance of Option Stock to an Optionee, the Board or the Committee may require the Optionee to (a) represent that the shares of Option Stock are being acquired for investment and not resale and to make such other representations as the Board, or the Committee, as the case may be, shall deem necessary or appropriate to qualify the issuance of the shares as exempt from the Securities Act of 1933 and any other applicable securi ties laws, and (b) represent that Optionee shall not dispose of the shares of Option Stock in violation of the Securities Act of 1933 or any other applicable securities laws. The Company reserves the right to place a legend on any stock certificate issued upon exercise of an option granted pursuant to the Plan to assure compliance with this Section 14.


                                   SECTION 15.

                             RIGHTS AS A SHAREHOLDER

         An Optionee (or the Optionee's successor or successors) shall have no rights as a shareholder with respect to any shares covered by an option until the date of the issuance of a stock certificate evidencing such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued (except as otherwise provided in Section 13 of the Plan).


                                   SECTION 16.

                              AMENDMENT OF THE PLAN

         The Board may from time to time, insofar as permitted by law, suspend or discontinue the Plan or revise or amend it in any respect; provided, however, that no such revision or amend ment, except as is authorized in Section 13, shall impair the terms and conditions of any option which is outstanding on the date of such revision or amendment to the material detriment of the Optionee without the consent of the Optionee. Notwith standing the foregoing, no such revision or amendment shall (i) materially increase the number of shares subject to the Plan except as provided in Section 12 hereof, (ii) change the designation of the class of employees eligible to receive options, (iii) decrease the price at which options may be granted, or (iv) materially increase the benefits accruing to Optionees under the Plan, unless such revision or amendment is approved by the shareholders of the Company. Furthermore, the Plan may not, without the approval of the shareholders, be amended in any manner that will cause incentive stock options to fail to meet the requirements of Section 422 of the Internal Revenue Code. In addition to and notwithstanding the foregoing, the provisions of Section 11 shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.


                                   SECTION 17.

                        NO OBLIGATION TO EXERCISE OPTION

         The granting of an option shall impose no obligation upon the Optionee to exercise such option. Further, the granting of an option hereunder shall not impose upon the Company or any Subsidiary any obligation to retain the Optionee in its employ for any period.